UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2017

ADMA BIOLOGICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36728	56-2590442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

465 Route 17 South, Ramsey, New Jersey		07446
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 478-5552

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01.     Entry into a Material Definitive Agreement.

Master Purchase and Sale Agreement

On January 21, 2017, ADMA Biologics, Inc., a Delaware corporation (“ADMA”), and its wholly-owned subsidiary, ADMA BioManufacturing, LLC, a Delaware limited liability company (“Buyer”), entered into a definitive Master Purchase and Sale Agreement (the “Purchase Agreement”) with Biotest Pharmaceuticals Corporation, a Delaware corporation ( “Seller”), and for certain limited purposes set forth in the Purchase Agreement, Biotest AG, a company organized under the laws of Germany and the ultimate parent company of Seller (“Biotest”), and Biotest US Corporation, a Delaware corporation and subsidiary of Biotest (together with Biotest, the “Biotest Guarantors”), pursuant to which Buyer has agreed to acquire (the “Acquisition”) certain assets and assume certain liabilities constituting the therapy business of Seller (the “Business”).  Seller will retain its plasma business.  The Business to be acquired by Buyer includes (a) a U.S. based Food and Drug Administration (FDA) licensed immune globulin manufacturing and plasma products production  facility of two buildings of approximately 126,000 square feet located on approximately 15 acres of land in Boca Raton, Florida, and the associated real property, (b) all exclusive rights to FDA licensed biologics products Nabi-HB®, BIVIGAM® and the investigational product CIVACIR®, (c) in-process inventory with an agreed-upon value of at least $5 million, (d) certain other properties and assets used exclusively in the Business, and (e) certain additional assets which relate to both the Business and Seller’s plasma business the arrangement with respect to which will be documented in a transition services agreement to be mutually agreed by the parties between the signing of the Purchase Agreement and the closing of the proposed Acquisition.

Subject to the terms and conditions of the Purchase Agreement, (i) upon the closing, Buyer has agreed to assume certain liabilities of Seller related to the Business, including (without limitation) related to (x) product liabilities, breach of warranty, product complaints, product returns, post-market commitments, recalls, adverse event reporting, product deviation reporting, lookbacks, market withdrawals and field corrections or similar claims for injury to person or property with respect to the Business or any product of the Business to the extent such liabilities relate to products manufactured and sold by Buyer after the closing (other than inventory transferred to Buyer at the closing, which will be allocated 50% to Buyer and 50% to Seller if not traceable to acts or omissions of a particular party), and (y) other regulatory matters, whether related to the pre-closing or post-closing period and including any liabilities related to the products of the Business, the FDA warning letter (the warning letter issued by the FDA to Seller in connection with outstanding issues requiring remediation at the manufacturing facility in Boca Raton, Florida), noncompliance with applicable laws and legal proceedings related to the foregoing, but excluding such liabilities that arise out of any fraud, willful misconduct or intentional misrepresentation by Seller prior to the closing (the “Assumed Liabilities”), (ii) upon the closing, ADMA has agreed to deliver to Seller an aggregate equity interest in ADMA equal to fifty (50%), less one (1) share, of the issued and outstanding ADMA capital stock (calculated as of immediately following the closing and on a post-closing issuance basis) (the “Biotest Equity Interest”), consisting of (x) ADMA common stock representing twenty-five percent (25%) of the issued and outstanding common stock of ADMA, equal to 4,295,580 common shares and (y) non-voting common stock equal to 8,591,160 shares of ADMA common stock representing the balance of the Biotest Equity Interest which is convertible into common stock of ADMA upon the occurrence of certain specified events, (iii) upon the closing, ADMA has agreed to issue to Seller warrants, if any, necessary to acquire additional shares of capital stock of ADMA equal to the excess, if any, of (x) the number of shares represented by rights, options and warrants issued by ADMA between September 12, 2016 until the closing, over (y) 184,000 shares, and (iv) on January 1, 2019, pursuant to the terms of a separate purchase agreement to be entered into by the parties at the closing, ADMA has agreed to sell, transfer and convey to Seller for no additional consideration, all of its right, title and interest in and to that certain biocenter of ADMA located in Norcross, Georgia and that certain biocenter of ADMA located in Marietta, Georgia, which are subject to a repurchase right in favor of ADMA if within five (5) years after January 1, 2019, the Biotest stockholders and its affiliates own less than 20% of the issued and outstanding capital stock of ADMA.  As part of the consideration, upon the closing, Seller will also be granted the right to designate one director and one observer to ADMA’s board of directors, and under certain circumstances, Seller will be granted the right to designate an additional director.  The securities to be issued in this transaction will be issued in reliance on the registration exemption contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the transaction did not involve a public offering.  In addition, between the closing date and the earlier of (x) the tenth anniversary of the closing date and (y) such date as Seller and its affiliates own less than 10% of the issued and outstanding capital stock of ADMA, Seller will have a right of first offer to obtain an exclusive license to market and sell in Europe, Near and Middle East and selected other territories. any new plasma-based product developed by ADMA or its affiliates after the closing.

Additionally, on the closing date, Seller has agreed to (i) deliver to ADMA a capital contribution of $12,500,000 in respect of the Biotest Equity Interest, which capital contribution will be contributed by ADMA to Buyer, and (ii) fund a $15,000,000 unsecured subordinated loan to Buyer, which (a) will bear interest at a rate of 6% per annum, payable semiannually in arrears, (b) have a term of five (5) years and (c) not be subject to any prepayment penalty or other breakage costs. Such loan will be subordinated to ADMA’s and Buyer’s existing indebtedness as of the signing of the Purchase Agreement and any additional indebtedness approved by ADMA’s board of directors which is secured only by a mortgage on the owned real property acquired in connection with the transaction.  Such loan will rank pari passu with all additional indebtedness approved by ADMA’s board of directors that is not secured only by a mortgage on such owned real property and if such additional indebtedness is secured, the loan from the Seller will be secured on a pari passu basis with such additional indebtedness.  At any time after the closing, if ADMA undertakes an underwritten equity financing or a Private Investment in Public Equity (PIPE) offering involving at least one unrelated third party, Biotest and/or the Seller have agreed to participate pro rata in accordance with the Biotest Equity Interest up to an aggregate amount equal to $12,500,000.

Upon the closing, the parties will also enter into a ten-year plasma supply agreement, pursuant to which (x) Seller will sell to ADMA high titer Hepatitis B plasma at a specified price (indexed by inflation), and (y) ADMA will purchase from Seller all Hepatitis B plasma necessary to produce Nabi-HB® unless ADMA requires more than a specified amount, in which case ADMA may use alternative sources for the excess quantity.   Additionally, the parties have agreed to a mutual release with respect to any claims relating to or arising from any breach or default under the existing manufacturing supply and license agreement and master services agreement between ADMA and Seller.  The mutual release is effective as of the signing of the Purchase Agreement conditioned on the closing of the Acquisition at which time the manufacturing supply and license agreement and master services agreement will terminate and the mutual release will no longer be conditional.

The Purchase Agreement contains customary representations and warranties of the parties,  including (without limitation) with respect to: organization; power and authority; due authorization; enforceability; capitalization; no conflict; no consents required; no actions; no orders; financial statements; indebtedness; no undisclosed liabilities; absence of certain changes; taxes; contracts; customers and suppliers; intellectual property; title to properties; real property; employee benefit plans; employees; insurance; compliance with laws; environmental; material permits; inventory; affiliate transactions; and no brokers.

The Purchase Agreement also contains customary covenants and agreements, including covenants and agreements of: Seller to conduct the Business in the ordinary course until the Acquisition is completed or terminated and to not take certain actions relating to the Business during the interim period between signing and closing, without ADMA’s prior consent not to be unreasonably withheld, conditioned or delayed; ADMA to conduct its business in the ordinary course until the Acquisition is completed and to not take certain actions relating to the ADMA business during the interim period between signing and closing, without Seller’s prior consent not to be unreasonably withheld, conditioned or delayed; Seller not to compete with ADMA and Buyer in certain lines of business for a period of five (5) years following the closing date; Seller and the Biotest Guarantors not to solicit ADMA’s or Buyer’s employees for one (1) year following the closing date; ADMA and Buyer not to solicit Seller’s employees for one (1) year following the closing date; and Seller not to interfere with ADMA’s and Buyer’s customers for five (5) years following the closing date.

Subject to certain limitations, either ADMA or Seller may terminate the Purchase Agreement if the Acquisition has not been consummated by September 30, 2017 (the “Outside Date”). A termination of the Purchase Agreement under certain customary circumstances relating to (i) the ADMA board of director’s exercising their fiduciary out will entitle Seller to receive from ADMA a termination fee in an amount equal to $2,500,000 or (ii) ADMA’s failure to obtain the requisite stockholder approval will entitle Seller to receive expense reimbursement in an amount up to $2,500,000.  In no event is Seller entitled to both a termination fee and expense reimbursement.

Seller and ADMA will each indemnify the other party after the Closing for any losses arising from breaches of its representations, warranties, covenants and agreements in the Purchase Agreement.  In addition, ADMA will indemnify Seller after the Closing for any assumed liability, and Seller will indemnify ADMA after the Closing for any excluded asset or excluded liability.  The representations, warranties and pre-closing covenants generally survive for 15 months following the closing of the transaction and each party’s indemnification obligations with respect to (a) its representations and warranties (other than its fundamental representations, which include representations related to taxes, organization, due authorization, organizational documents, no conflicts; enforceability, title; sufficiency, the Kedrion contract, brokers, etc. and ownership of ADMA securities) are subject to a $25,000 mini-basket and $750,000 true deductible and (b) its representations and warranties (other than fundamental) and pre-closing covenants are subject to a $25,000,000 cap.

The Acquisition is expected to close on the third business day after all the conditions to closing, as specified in the Purchase Agreement, have been satisfied, including, among other things, the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Acquisition is not subject to any financing conditions. There can be no assurance as to when the closing conditions will be satisfied, if at all.

Registration Rights Agreement and Stockholders Agreement

In connection with the execution of the Purchase Agreement, upon the closing, ADMA and certain Biotest stockholders plan to enter into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which such Biotest stockholders and other stockholders of ADMA will have, among other things, certain registration rights under the Securities Act, with respect to their shares of ADMA capital stock.

In connection with the execution of the Purchase Agreement, upon the closing, ADMA and certain Biotest stockholders will also enter into a Stockholders Agreement (the “Stockholders Agreement”), pursuant to which such Biotest stockholders will be (i) subject to lock-up, volume limitation and standstill provisions, (ii) granted the right to designate one director and one observer to ADMA’s board of directors, and under certain circumstances, the right to designate an additional director, as described above, and (iii) granted certain pre-emptive rights and rights to nominate candidates to replace Adam Grossman as the chief executive officer of ADMA (in the event of the death or permanent disability of Adam Grossman), from which the ADMA board of directors will select such replacement, subject to the directors’ fiduciary duties.

Voting Agreements

On January 21, 2017, in connection with the execution and delivery of the Purchase Agreement, Seller, ADMA and the following stockholders: Aisling Capital II, LP, Biomark Capital Management Co. LLC, Jerrold Grossman, Adam Grossman, Maggro LLC, The Genesis Foundation, Hariden LLC and Areth II LLC (the “Stockholders”) entered into separate Voting Agreements (collectively, the “Voting Agreements,” and together with the Purchase Agreement, Registration Rights Agreement and Stockholder Agreement, the “Agreements”). The shares subject to the Voting Agreements represent approximately 50.59% of the issued and outstanding voting securities of ADMA. The Voting Agreements generally require that the Stockholders: (i) vote all of their shares of ADMA voting stock (the “Covered Shares”) in favor of the Purchase Agreement and all transactions contemplated by the Purchase Agreement; (ii) vote against any alternative transaction; (iii) not transfer their Covered Shares during the term of the Voting Agreements or enter into any other voting agreement, voting trust or similar agreement with respect to any of their Covered Shares and (iv) not take any action that would constitute a violation of the non-solicitation provisions of the Purchase Agreement if taken by ADMA, its representatives or affiliates, with the limitations and exceptions of such provisions of the Purchase Agreement that are applicable to ADMA, its representatives or affiliates being similarly applicable to the Stockholders. The Voting Agreements include a cap of 25% on the aggregate voting percentage covered by all such agreements, taken together, if, in response to a “Superior Transaction” (as defined in the Purchase Agreement) received by the ADMA board of directors, the ADMA board of directors makes an “Adverse Recommendation Change” (as defined in the Purchase Agreement) in accordance with Section 6.8 of the Purchase Agreement and it does not terminate the Purchase Agreement.  The Voting Agreements terminate upon the first to occur of (i) the closing date, (ii) the termination of the Voting Agreements by mutual consent of the parties thereto, (iii) the termination of the Purchase Agreement, (iv) the Outside Date and (v) any amendment, modification or waiver to the Purchase Agreement that changes the form, timing or amount of the purchase price or other consideration contemplated by the Purchase Agreement.

Important Information Regarding the Agreements

The foregoing description of the Agreements are only a summary and do not purport to be complete and are qualified in their entirety by reference to the full text of the Agreements.  A copy of the Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

The Agreements have been provided solely to inform investors and prospective investors of their terms. The representations, warranties, covenants and agreements contained in the Agreements were made only for purposes of the Agreements and as of specific dates, were made solely for the benefit of the parties to the Agreements and may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate.  In addition, such representations, warranties, covenants and agreements may have been qualified by certain disclosures not reflected in the text of the Agreements, and may be subject to standards of materiality applicable to contracting parties that differ from what may be viewed as material by stockholders of, or other investors in, ADMA or its affiliates.  Investors are not third-party beneficiaries under the Agreements and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of ADMA, Buyer, Seller, the Biotest Guarantors or any of their respective affiliates.  Information concerning the subject matter of such representations and warranties may change after the date of the Agreements described herein, and such subsequent information may or may not be fully reflected in future public disclosures.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth above in Item 1.01 is incorporated into this Item 3.02 by reference.

Item 7.01	Regulation FD Disclosure.

On January 23, 2017, ADMA issued a press release and conducted a conference call to announce the execution of the Purchase Agreement. Copies of the press release and the conference call script are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed incorporated by reference into any other filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

Additional Information and Where to Find It

This document is for informational purposes only and is neither an offer to purchase or sell nor a solicitation of a proxy with respect to any common shares of ADMA or any other securities. A proxy statement on Schedule 14A, including related documents, will be filed with the United States Securities and Exchange Commission (the “SEC”) by ADMA. THE PROXY STATEMENT ON SCHEDULE 14A AND RELATED MATERALS FILED WITH THE SEC WILL CONTAIN IMPORTANT INFORMATION. SHAREHOLDERS OF ADMA ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT SUCH HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING THE TRANSACTION DESCRIBED HEREIN.  Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the ADMA representative that will be named in the proxy statement on Schedule 14A.

Participants in the Solicitation

ADMA and its directors and certain executive officers; ADMA BioManufacturing, LLC; Aisling Capital II, LP; Biomark Capital Management Co. LLC; Maggro, LLC; The Genesis Foundation; Hariden, LLC; Biotest AG; Biotest Pharmaceuticals Corporation; and Biotest US Corporation may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction described herein.  Information regarding persons who may be deemed to be participants (including descriptions of their interests, by security holdings or otherwise) is contained in:  ADMA Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 23, 2016 (SEC File No. 001-36728); ADMA 2016 annual meeting definitive proxy statement on Schedule 14A, filed with the SEC on April 29, 2016; and subsequent SEC filings made by such persons, including more complete descriptions that will be available for review in a proxy statement on Schedule 14A which ADMA plans to file with the SEC and provide to its stockholders in connection with the proposed transaction.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains "forward-looking statements" pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words "estimate," "intend," "target,” “will," “is likely,” "would," "may," or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements include, but are not limited to, statements concerning our ability to develop, manufacture, and commercialize specialty plasma-based biologics for the proposed treatment of immune deficiencies and the prevention of certain infectious diseases, the success of our work with our third party vendors and the U.S. Food and Drug Administration (“FDA”) in furtherance of and progress towards an approval of our Biologics License Application for specialty plasma-based biologics and the ability of such third parties to respond adequately or in a timely manner to the issues raised by the FDA, our ability to successfully pursue commercialization and prelaunch activities, the timeframe within which we may receive approval from the FDA for specialty plasma-based biologics, if at all, the potential of our specialty plasma-based biologics to provide meaningful clinical improvement for patients living with PIDD or other indications and our ability to realize increased prices for plasma growth in the plasma collection industry. These forward-looking statements also involve risks and uncertainties concerning our ability to complete and close the proposed transaction described herein, the expected closing date of such transaction, the anticipated benefits and synergies of such transaction, anticipated future combined businesses, operations, products and services, and liquidity, debt repayment and capital return expectations.  Actual events or results may differ materially from those described in this document due to a number of important factors. These factors include, among others, the outcome of regulatory reviews of the proposed transaction; the ability of the parties to complete the transaction; the ability of ADMA to successfully integrate the Business operations (including manufacturing and supply operations), sales and distribution channels, business and financial systems and infrastructures, research and development, technologies, products, services and employees; the ability of the parties to retain their customers and suppliers; the ability of the parties to minimize the diversion of their managements’ attention from ongoing business matters; ADMA’s ability to manage the increased scale, complexity and globalization of its business, operations and employee base post-closing; and other risks detailed in ADMA’s filings with the SEC, including those discussed in ADMA’s most recent Annual Report on Form 10-K and in any subsequent periodic reports on Form 10-Q and Form 8-K, and any amendments thereto, each of which is on file with the SEC and available at the SEC’s website at www.sec.gov. SEC filings for ADMA are also available in the Investor Relations section of ADMA’s website at www.admabiologics.com. Current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this Current Report on Form 8-K will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by ADMA or any other person that the objectives and plans of ADMA will be achieved in any specified time frame, if at all. Except to the extent required by applicable laws or rules, ADMA does not undertake any obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1
Master Purchase and Sale Agreement dated January 21, 2017 by and among Biotest Pharmaceuticals Corporation, ADMA BioManufacturing, LLC, ADMA Biologics, Inc., Biotest AG and Biotest US Corporation.

Certain schedules and similar attachments to this Exhibit 2.1 have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of all omitted schedules and similar attachments to the SEC upon its request.

99.1	Press Release by ADMA Biologics, Inc., dated January 23, 2017.
99.2	Conference Call Script, dated January 23, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 23, 2017	ADMA Biologics, Inc.

	By:	/s/ Brian Lenz
Name: Brian Lenz
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1
Master Purchase and Sale Agreement dated January 21, 2017 by and among Biotest Pharmaceuticals Corporation, ADMA BioManufacturing, LLC, ADMA Biologics, Inc., Biotest AG and Biotest US Corporation.

Certain schedules and similar attachments to this Exhibit 2.1 have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of all omitted schedules and similar attachments to the SEC upon its request.

99.1	Press Release by ADMA Biologics, Inc., dated January 23, 2017.
99.2	Conference Call Script, dated January 23, 2017